UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 21, 2013

Sitoa Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	20-1945139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 4304, 43/F China Resources Building
26 Harbour Road, Wan Chai
Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(408) 548-7520

                           N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On November 21, 2013, we issued 2,500,000,000 shares of our common stock to Soconison Ventures (the “Investor”) due to the closing of our private placement at $0.0001 per share for total gross proceeds of $250,000.  We believe that the issuance is exempt from registration under Regulation S and/or Section 4(2) under the Securities Act of 1933, as amended, as the securities were issued to the Investor through an offshore transaction which was negotiated and consummated outside of the United States.

The proceeds of the above transaction will be used for general corporate purposes.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1(1)	Form of Subscription Agreement

Notes:
(1)	Previously filed as Exhibit 99.1 to the Form 8-K filed with the SEC on September 22, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITOA GLOBAL INC.

Dated: November 25, 2013	By: /s/ James Wang
Name: James Wang
Title: President & CEO